SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2008
iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335
(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 430-3000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b)     On May 8, 2008, Sandra B. Lawrence announced her intention to resign as President and General Manager, Home Robots of iRobot Corporation (the “Company”), effective as of May 16, 2008. Ms. Lawrence will remain employed by the Company, as Senior Marketing Advisor to the Chief Executive Officer, to assist with the transition. In connection with the termination of her employment after the transition period, Ms. Lawrence will be entitled to receive severance benefits as provided in the Executive Agreement by and between the Company and Ms. Lawrence, the form of which is attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation
May 12, 2008	By:	/s/ Glen D. Weinstein
		Name:	Glen D. Weinstein
		Title:	General Counsel and Secretary